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                                                                EXHIBIT 10.15


                              [APAC LETTERHEAD]


July 25, 1996


Mr. Robert C. Froetscher
1083 Skokie Ridge Drive
Glencoe, IL 60022

Dear Bob:

        We are very happy that you have decided to join APAC. Your title will be Senior Vice President/General Manager - Operations and you will report to me. As agreed, the following employment terms will apply:

        1.    Your starting base salary will be $200,000 on an annualized basis.

        2. You will be a participant in APAC's CPR Bonus Plan with a fifty percent (50%) of salary participation. Assuming that APAC meets its budgeted performance and you meet your individual and team performance goals, your 1997 CPR Bonus would be $100,000.
              Your 1996 CPR Bonus will be guaranteed, prorated for the portion of the year that you are employed by APAC.

        3. You will be entitled to the benefits, vacation and perquisites normally available to senior management level employees.

        4. You are being granted options to purchase seventy five thousand (75,000) shares of APAC stock at an exercise price equal to the mean between the high and the low price at which APAC's common stock traded today as reported by Bloomberg Financial Markets, such options to be issued pursuant to the option grant materials attached hereto. If your performance meets expectations of senior management, you will be granted options to purchase an additional twenty five thousand (25,000) shares, such options to be issued one year from when your employment commences and to granted at an exercise price equal to the then fair market value of APAC's stock.

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Robert C. Froetscher
July 25, 1996
Page Two


     5. You will sign a Restrictive Covenant Agreement (form attached) concurrent herewith.

     6.   Your employment will be full-time and best efforts.

     7. Your effective commencement date is August 19, 1996, or such sooner date as you are available.

     8.   You will be based in our Deerfield, Illinois office.

We are excited to have you join the team, and we look forward to working with you.

Best personal regards.


                                           Very truly yours,

                                           Marc S. Simon
                                           Marc S. Simon
                                           Chief Financial Officer


Accepted by:


Robert C. Froetscher
-------------------------
Robert C. Froetscher

Dated: July 25, 1996


MSS:wsl
enclosures